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                                                                      EXHIBIT 21

                              LIFEMARK CORPORATION
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                         SUBSIDIARIES OF THE REGISTRANT



Subsidiary                                  State of Incorporation or Organization           Ownership %
----------                                  --------------------------------------           -----------
Arizona Health Concepts, Inc.                               Arizona                              100%

Lifemark at Home, Inc                                       Arizona                              100%

Lifemark Care Connection, Inc.                             Delaware                              100%

Lifemark Care Management, Inc.                             Delaware                              100%

Lifemark Health Plan of Texas, LLC                           Texas                               100%

Lifemark New York, Inc.                                    Delaware                              100%

Lifemark at Home New York, Inc.                            New York                              100%

Lifemark of Texas, Inc.                                      Texas                               100%

MCS HP New York, LLC                                       New York                              100%

Ventana Health Systems, Inc.                                Arizona                              100%